Exhibit 99.1

ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000

AndY KING to retire from arrow electronics, inc.

FOR IMMEDIATE RELEASE

CENTENNIAL, Colo. –- December 15, 2020 -- Arrow Electronics, Inc. (NYSE:ARW) today announced that Andy King is retiring from the company as president of the global components business, effective December 31, 2020.

“Andy has been an instrumental part of driving the growth and success of Arrow during his 34 years at the company,” said Michael J. Long, chairman, president, and chief executive officer of Arrow. “He has been a valuable member of our leadership team, and we wish him all the best in his well-deserved retirement.”

Following Mr. King’s retirement, David West, senior vice president of worldwide supplier marketing and engineering for Arrow, will be named president of the global components business, reporting to Mr. Long. “David has held wide-ranging leadership positions during his 22 years at Arrow, overseeing all critical aspects of our components segment,” said Mr. Long. “I look forward to seeing the business continuing to thrive and innovate under David’s direction.”

Arrow Electronics guides innovation forward for over 175,000 leading technology manufacturers and service providers. With 2019 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.

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Contact:	Steven O’Brien
Vice President, Investor Relations
303-824-4544

Media Contact:	John Hourigan
Vice President, Global Communications
303-824-4586